SHEA & GARDNER
                         1800 MASSACHUSETTS AVENUE, N.W.
                             WASHINGTON, D.C. 20036


                                 (202) 828-2000
                               Fax: (202) 828-2195





                                February 24, 1997





The Prudential Insurance Company of America
The Prudential Variable Contract Account-24
30 Scranton Office Park
Moosic, Pennsylvania 18507

     Re: Registration No. 33-12362
         -------------------------

Ladies and Gentlemen:

     We have served as counsel to The Prudential Insurance Company of America (the "Company") in connection with the registration with the Securities and Exchange Commission of an indefinite number of securities (specifically variable annuity insurance contracts) issued by The Prudential Variable Contract Account-24 (the "Account") pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended. The Company and the Account are preparing to file a Form 24F-2 with the Commission pursuant to which the registration of $339,837,667 worth of such securities issued during the year ended December 31, 1996 is made definite.

     Based on our examination of the relevant documents contained in the Account's registration statement, and assuming that the variable annuity insurance contracts were issued in accordance with the terms described in that registration statement, that the Account received payment for the contracts, and that the appropriate action was taken to qualify the sale of the variable annuity insurance contracts under applicable state laws, we are of the opinion that the variable annuity insurance contracts are valid, legal and binding obligations of the Company and the Account in accordance with their terms and are nonassessable.

     We consent to the filing of the opinion, in connection with Form 24F-2, with the Securities and Exchange Commission.


                                            Yours truly,

                                            SHEA & GARDNER


                                            /s/ CHRISTOPHER E. PALMER
                                            By:  Christopher E. Palmer